QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on September 13, 2001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under the Securities Act of 1933

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-1789357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12325 Emmett, Omaha, NE	68164
(Address of principal executive offices)	(Zip code)

TRANSGENOMIC, INC.
THIRD AMENDED AND RESTATED 1997 STOCK OPTION PLAN
(Full title of the plan)

Collin J. D'Silva Chairman and Chief Executive Officer Transgenomic, Inc. 12325 Emmett, Omaha, NE 68164	(402) 452-5400
(Name and address of agent for service)	(Telephone number, including area code, of agent for service)

Copies to:
 Steven P. Amen, Esq.
Kutak Rock LLP
1650 Farnam Street
Omaha, Nebraska 68102
(402) 346-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share(1)	1,000,000 shares	$9.57	$9,570,000	$2,392.50

(1)
This Registration Statement shall also cover any additional shares of Registrant's common stock which become issuable under the Third Amended and Restated 1997 Stock Option Plan, as amended from time to time, with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2)
Estimated pursuant to Rule457(c) and (h) solely for purposes of calculating the registration fee. The price per share is estimated to be $9.57 based on the average of the high ($9.95) and low ($9.18) sale prices for the Common Stock as reported by the Nasdaq National Market on September 7, 2001.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents, previously filed with the Securities and Exchange Commission by Transgenomic, Inc. (the "Registrant") pursuant to Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

  (a)
  The Registrant's Registration Statement on Form S-8 (Registration No. 333-41714) filed July 19, 2000.

  (b)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 000-30975) filed on March 16, 2001.

  (c)
  All reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2000.

  (d)
  Description of the Registrant's common stock incorporated into its Registration Statement on Form 8-A filed with the SEC on July 11, 2000 (File No. 000-30975).

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

    The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit Number	Description
4(a)	Specimen of Certificate of the Registrant's Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-1 (Commission file No. 333-32174) dated March 10, 2000)
4(b)	The Registrant's Third Amended and Restated 1997 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Report on Form 10-Q filed on August 14, 2001).
5	Opinion of Kutak Rock LLP
23(a)	Consent of Kutak Rock LLP (included as part of Exhibit 5)
23(b)	Consent of Deloitte & Touche LLP

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on September 13, 2001.

TRANSGENOMIC, INC.
By:	/s/ COLLIN J. D'SILVA Collin J. D'Silva Chairman and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of September 13, 2001.

Signature	Title

/s/ COLLIN J. D'SILVA Collin J. D'Silva	Chairman of the Board, Director, President and Chief Collin J. D'Silva Executive Officer (Principal Executive Officer)
/s/ GREGORY J. DUMAN Gregory J. Duman	Chief Financial Officer, Director (Principal Financial Officer)
/s/ STEPHEN F. DWYER Stephen F. Dwyer	Director
/s/ JEFFREY SKLAR Jeffrey Sklar, M.D., Ph.D.	Director
/s/ ROLAND J. SANTONI Roland J. Santoni	Director
Parag Saxena	Director

EXHIBIT INDEX

Exhibit Number	Description
4(a)	Specimen of Certificate of the Registrant's Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-1 (Commission file No. 333-32174) dated March 10, 2000)
4(b)	The Registrant's Third Amended and Restated 1997 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Report on Form 10-Q filed on August 14, 2001).
5	Opinion of Kutak Rock LLP
23(a)	Consent of Kutak Rock LLP (included as part of Exhibit 5)
23(b)	Consent of Deloitte & Touche LLP

QuickLinks

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX